UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITALFX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	65-0358792 (I.R.S. Employer Identification No.)
3035 East Patrick Lane, Suite 9 Las Vegas, Nevada (Address of Principal Executive Offices)	89120 (Zip Code)

DigitalFX International, Inc. 2006 Stock Incentive Plan
(Full Title of the Plans)

Abraham Sofer, President
DIGITALFX INTERNATIONAL, INC.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
(Name and Address of Agent for Service)

(702) 938-9300
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Gregory Akselrud, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.001 per share	3,462,499	$0.11	$380,874.89	$21.25

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $0.11, the average of the high and low reported sales prices of the Registrant’s common stock on the NYSE Alternext US on February 10, 2009.

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 (“REGISTRATION OF ADDITIONAL SECURITIES”), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

On May 22, 2007, DigitalFX International, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-143156) (the “Initial Registration Statement”) relating to shares of Common Stock to be issued pursuant to the DigitalFX International, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”).  The Initial Registration Statement is currently effective.  This Registration Statement relates to securities (a) of the same class as those to which the Initial Registration Statement relate and (b) to be issued pursuant to the Plan.  The contents of the Initial Registration Statements are incorporated herein by reference.

THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

Exhibit No.	Exhibit Description

5.1	Opinion of Jackson L. Morris, Esq.
23.1	Consent of Weinberg & Company, P.A.
23.2	Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on February 12, 2009.

DIGITALFX INTERNATIONAL, INC.
(Registrant)

By:	/s/ Richard Kall
Richard Kall
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Abraham Sofer and Tracy Sperry as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Richard Kall Richard Kall	Chairman & Chief Executive Officer (Principal Executive Officer)	February 12, 2009
/s/ Tracy Sperry Tracy Sperry	Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2009
/s/ Susan Hantman Susan Hantman	Director	February 12, 2009
David J. Weaver	Director	February 12, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Jackson L. Morris, Esq.
23.1	Consent of Weinberg & Company, P.A.
23.2	Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).